As filed with the Securities and Exchange Commission on January 11, 2001

                                               Registration No. 33-______
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                     --------------------------------------

                                    FORM S-3
                          REGISTRATION STATEMENT UNDER
                     THE SECURITIES ACT OF 1933, AS AMENDED
                     --------------------------------------
                                 TRIMEDYNE, INC.
             (Exact name of registrant as specified in its charter)


       Nevada                                          36-3094439
(State or Other Jurisdiction                          (IRS Employer
 Incorporation or Organization)                        Identification No.)

  2801 Barranca Road
    P.O. Box 57001
  Irvine, California                                     92619-7001
(Address of Principal Executive Offices)                 (Zip Code)

                   ------------------------------------------
                        SHANE H. TRAVELLER, PRESIDENT AND
                             CHIEF OPERATING OFFICER
                                 TRIMEDYNE, INC.
                               2801 Barranca Road
                          Irvine, California 92619-7001
                     (Name and Address of Agent for Service)

                                  (949)559-5300
          (Telephone Number, Including Area Code, of Agent of Service)

                                   Copies to:
                            RICHARD F. HOROWITZ, ESQ.
                             IRVING ROTHSTEIN, ESQ.
                          Heller, Horowitz & Feit, P.C.
                               292 Madison Avenue
                            New York, New York 10017

     Approximate date of commencement of proposed sale to public:
                            As soon as practicable after the effective date
                                of the registration statement.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |___|

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered in connection with dividend or interest reinvestment plans, check the following box. |_X_|

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |___| __________

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |___| _____

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |___|

                         Calculation of Registration Fee



                                               Proposed                Proposed
Title of                                       Maximum                 Maximum
Securities                 Amount              Offering                Aggregate               Amount of
to be                      to be               Price                   Offering                Registration
Registered                 Registered          Per Share (2)           Price (2)               Fee
-------------------------------------------------------------------------------------------------------------------

Common Stock (1)           506,000             $1.094                  $553,564                $146.14

Total Registration Fee                         $1.094                  $553,564                $146.14


(1) To be offered by selling security holders, at their discretion, from time to time beginning on the effective date of this Registration Statement, at prevailing market prices at the time of sale.

(2) Estimated solely for the purpose of calculating the registration fee. Proposed maximum offering price per share is estimated based upon the closing price on December 29, 2000.

         The registrant hereby amends the registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Cross Reference Sheet Showing Location in Prospectus of
Information Required Therein by Item 1 through 13 of Form S-3

      Registration Statement.......................    Prospectus Caption
          Item and Heading    .....................    of Location
      -----------------------                          -------------------

 1.      Forepart of the Registration
         Statement and Outside Front
         Cover Page of Prospectus............           Outside Front Cover

 2.      Inside Front and Outside Back
         Cover Pages and Prospectus..........           Inside Front Cover Page

 3.      Summary Information,
         Prospectus Summary
         and Ratio of Earnings to                       Outside Front Cover,
         Fixed Charges.......................           Risk Factors

 4.      Use of Proceeds.....................           Use of Proceeds

 5.      Determination of Offering Price.....           Not Applicable

 6.      Dilution............................           Not Applicable

 7.      Selling Security Holders ...........           Selling Security Holders

 8.      Plan of Distribution................           Cover Page,
                                                        Plan of Distribution

 9.      Description of the Securities to
         be Registered.......................           Not Applicable

10.      Interest of Named Experts and
         Counsel.............................           Not Applicable

11.      Material Changes....................           Material Changes

12.      Incorporation of Certain
         Information by Reference............           Incorporation of Certain
                                                        Documents by Reference

13.      Disclosure of Commission Position
         on Indemnification for Securities
         Act Liabilities.....................           Disclosure of Commission
                                                        Position on
                                                        Indemnification for
                                                        Securities Act
                                                        Liabilities

                             SUBJECT TO COMPLETION

                             DATED JANUARY 5, 2001
                       -----------------------------------

                                 TRIMEDYNE, INC.

                       -----------------------------------

         This Prospectus covers the proposed sale of up to 506,000 shares of Common Stock, $0.01 par value (the "Common Stock"), of Trimedyne, Inc. ("we", "us", "our" or the "Company") held by security holders who acquired them directly from us. The common stock will be sold by certain stockholders identified under the section entitled "Selling Securityholders".

         The sellers of the Securities are collectively referred to as the "Selling Securityholders" and are identified under the section entitled "Selling Securityholders."

         Each of the Selling Securityholders may be deemed to be an "underwriter" of the Securities being offered, as that term is defined under the Securities Act of 1933, as amended (the "Act"). Each of the Selling Securityholders intends to sell these Securities from time to time for their own account in the open market at the prevailing prices, or in individually negotiated transactions at such prices as may be agreed upon. Each of the Selling Securityholders will bear all expenses with respect to the offering of the Securities by them except the costs associated with registering the Securities under the Act and preparing and printing this Prospectus.

         The Selling Securityholders will receive all of the money from the sale of these securities.

         Our Common Stock is traded on NASDAQ National Market System Symbol - "TMED"). The closing price of our Common Stock on December 29, 2000 was $1.094.

         The Securities offered hereby involve a high degree of risk. Please read the "Risk Factors" beginning on Page 3.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

         With respect to the proposed sale of the Securities by the Selling Securityholders (if any of such holders are an "affiliate" of the Company), we are taking steps either to register the Securities or permit such sales (or resales) pursuant to exemption from registration under the laws only of the States of New York, New Jersey and Washington. However, if purchasers of the Securities are not residents of those states, we will not be able to permit them to effect transfers of the Securities sold by the Selling Securityholders, unless the purchaser resides in a state which permits such transactions as exempt from registration. Under such circumstances, the only alternatives available to the Selling Securityholders may be to sell to a resident of those states or to sell to an entity, such as a state registered broker - dealer, which may be exempt under applicable state laws. Potential purchasers of the Securities should consult with their broker and/or attorney to determine what actions should be taken to comply with the laws of their state of residence with respect to any such Securities to be purchased by them. To the extent any state laws require, transactions may only be conducted through state registered broker-dealers.

         We will furnish to each person to whom this Prospectus is delivered, upon written request, a copy of any of the documents referred to in this prospectus. Requests should be addressed to: Mr. Shane Traveller c/o Trimedyne, Inc. 2801 Barranca Road, Irvine, California 92606. Mr. Traveller's telephone number is (949)559-5300.

         NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS. ANY INFORMATION OR REPRESENTATION NOT HEREIN CONTAINED, IF GIVEN OR MADE, MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY US. THIS PROSPECTUS

DOES NOT CONSTITUTE AN OFFER OR SOLICITATION IN RESPECT OF THE SECURITIES IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL. DELIVERY OF THIS PROSPECTUS SHALL NOT, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN OUR BUSINESS SINCE THE DATE OF THIS PROSPECTUS.


                 THE DATE OF THIS PROSPECTUS IS JANUARY 5, 2001




                             ADDITIONAL INFORMATION

         We have filed with the headquarters office of the Securities and Exchange Commission located at 450 Fifth Street, N.W., Washington, D.C. 20549, a Registration Statement on Form S-3 under the Securities Act of 1933 with respect to these securities. This Prospectus filed as part of such Registration
Statement does not contain all the information set forth in, or annexed as exhibits to, the Registration Statement. For further information about these securities and the Company, reference is made to the Registration Statement and the exhibits thereto. The Registration Statement and exhibits may be inspected at the Headquarters Office of the Securities and Exchange Commission located at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549 and at certain of the Commission's regional offices at the following addresses: 7 World Trade Center, 13th Floor, New York, New York 10048; and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material may be obtained from the Public Reference Section of the SEC, at 450 Fifth Street, N.W., Room 1024, Washington, D.C. at prescribed rates. The Commission also maintains a Web Site that contains reports, proxy and information statements and other information regarding registrants such as the Company, that file electronically with the Commission. This material can be found at http://www.sec.gov.

                                   THE COMPANY

         Trimedyne, Inc. (the "Company", "we", "our" or "us") is engaged in the development, manufacturing and marketing of Holmium "cold" pulsed Lasers, Nd:YAG "thermal" continuous wave Lasers and proprietary, disposable and reusable fiber-optic laser delivery devices for use in orthopedics, urology, ear, nose and throat ("ENT") surgery, gynecology, gastrointestinal surgery, general surgery and other medical specialties. A 90% owned subsidiary of the Company, Cardiodyne, Inc. ("Cardiodyne"), is engaged in the development and testing of a new, automated heart revascularization system using our 80 watt Holmium laser to treat severe angina (chest pain due to blockages in one or more of the coronary arteries).

         Our principal efforts from our inception in 1980 until 1991 were devoted to the manufacturing and marketing of cardiovascular lasers and related disposables for vaporizing plaque (fatty deposits) in blood vessels. As a result of significant declines in sales of our cardiovascular laser products, in 1991 we shifted our focus to laser and proprietary delivery system technologies for use in selected "less invasive" surgical applications in orthopedics, urology, gynecology, general surgery and ENT surgery. Our Nd:YAG lasers have been cleared for sale by the U.S. Food and Drug Administration ("FDA") in a variety of medical specialties, particularly for the coagulation of tissue. Our Holmium lasers have been cleared for sale by the FDA for use in the aforementioned specialties, particularly for the vaporization of tissues, as well as being cleared for sale by the FDA for use in gastrointestinal surgery in November 1999. The Company is also engaged in the development of new laser products for other surgical applications.

         Our  corporate  office  is  located  at  2801  Barranca  Road,   Irvine
California, 92606, at which its telephone number is (949)559-5300.

         Our Common Stock is traded on Nasdaq National Market System under the symbol "TMED". The closing price of our Common Stock on December 18 ,2000 was $1.281.

                                  RISK FACTORS

     An investment in the common stock offered in this Prospectus involves a high degree of risk. You should carefully consider the following risks and uncertainties. The risks and uncertainties described below may not be the only ones we face. If any of the following risks actually occur, our business, financial condition or results of operations could be materially adversely affected. In this event, the trading price of our common stock could decline and you may lose all or part of your investment.

We have incurred substantial losses and anticipate continuing losses

     Though we had net income of $2,750,000 in fiscal 1999, our income in 1999 was derived in part to our having received $6.5 million in settlement of our lawsuit with C.R. Bard, Inc. ("Bard"), in December 1998. Excluding the settlement from Bard, we would have had a loss of $3,750,000 in fiscal 1999. We sustained losses of $2,538,000 in fiscal 1998. At June 30, 2000 we had an accumulated deficit of $33,987,000. We anticipate continuing to incur losses until, at the earliest, we generate sufficient revenues to offset the costs associated with the development of new products. There can be no assurance that we will ever operate profitably. You should be aware of the risks, problems, delays, expenses, and difficulties encountered by companies developing new medical technologies, especially in view of the significant competition that we have and will continue to encounter.

We may need substantial additional financing

     The development, testing, approval, and commercialization of medical devices require a substantial amount of funds. We currently use our cash reserves to meet our financial obligations and to fund operations. As of June 30, 2000, we had $10,467,000 in working capital, of which $5,015,000 is cash and equivalents and marketable securities. We believe existing working capital is sufficient to meet our operating needs and the operating needs of our 90% owned subsidiary, Cardiodyne, Inc. for the next twelve months. We have implemented cutbacks in Cardiodyne's operating expenses and also have implemented cost reductions at Trimedyne. We are seeking additional financing to continue development of Cardiodyne's products and to support Trimedyne's operations. Sources of such financing may include the sale of equity securities or the sale or licensing of other patent rights. The issuance of additional shares of common stock may dilute your holdings. Any inability to obtain additional financing will have a material adverse effect on us, such as requiring us to cease funding of operations at Cardiodyne or curtail Trimedyne's operations.

We may not be able to adjust to rapid technological changes

     We are engaged in an intensely competitive industry. In recent years, the medical laser industry has been characterized by rapid technological change. There is no assurance that our present products may not face technological obsolescence, or that we will be able to develop, acquire licenses for, or obtain regulatory approvals to market new products and keep pace with technological advances.

We may acquire other entities

     We may engage in acquisitions of other companies and businesses and may use our cash reserves or our Common Stock to pay for these companies. If we use our Common Stock for acquisitions, this may result in a dilution of the percentage of the equity you own. In addition, acquisitions may involve speculative and risky undertakings. Under Nevada law, acquisitions do not require shareholder approval, except when accomplished by merger or consolidation.

There are outstanding options that may dilute your ownership

     As of June 30, 2000, our officers, directors, key employees and consultants had been granted stock options to purchase 1,950,370 shares of Common Stock at exercise prices between $1.063 and $6.63 per share. If all of these options were exercised, the underlying stock would represent approximately 16% of the Company's outstanding stock. Virtually all of these options and warrants have exercise prices below the current market price of the Common Stock. We may also grant options in the future at prices below the current market price of our stock.

Our stock price is volatile

     The market prices for securities of medical device companies, including our stock, have been volatile. It is likely that the price of our Common Stock will fluctuate in the future. Many factors can impact the market price of our stock, such as announcements of technological innovations or new commercial products, announcements of pre-clinical testing and clinical trial results, governmental regulation, patent or proprietary rights developments, changes in earnings estimates and recommendations by securities analysts, and market conditions in general. The market price of our stock could also be adversely affected by future exercises of outstanding warrants and options.

We do not anticipate paying any dividends

     We have not paid any dividends in the past and do not anticipate paying any dividends in the foreseeable future. This may depress the price of our stock, as non-dividend paying stock may not appeal to certain investors.

We may issue preferred stock that could effect the rights of holders of our Common Stock

     We are authorized to issue 1,000,000 shares of Preferred Stock. Our Board of Directors has broad powers to fix the rights and terms of any Preferred Stock without requiring shareholder approval. The issuance of any Preferred Stock could have an adverse effect on the rights of holders of our Common Stock.

We are subject to extensive government regulation

     Our business is subject to extensive regulation by the FDA and comparable regulatory authorities of foreign countries. Compliance with regulatory requirements and obtaining approvals to test or market new medical devices is expensive and time consuming. We cannot be assured that we will be able to meet all regulatory requirements or obtain and maintain approvals to test and market new products. Failing to adhere to necessary government requirements will have a negative impact on our ability to sell our products.

We carry limited liability insurance

     We carry an aggregate of $6,000,000 of general liability insurance. There is no assurance that we can maintain such insurance in force at an acceptable cost or that the amount of such insurance will be sufficient to protect our assets in the event of claims by users of our products or other parties.

We are dependant upon maintaining valid patents and licenses

          There is no assurance our patents will be upheld if challenged in courts or that we will be able to obtain additional valid patents. We also cannot assure that our products do not infringe patents owned by others, licenses to which may not be available to us. Our inability to do any of the foregoing will have an adverse impact on our ability to successfully remain in business.

                                 USE OF PROCEEDS

         We will not receive any of the net proceeds from Common Stock sold by the selling stockholders.

                              PLAN OF DISTRIBUTION

         It is anticipated that the Selling Securityholders will offer the Securities for sale at the prices prevailing in the Nasdaq National Market (or other principal market, if any, on which the Securities may then be traded) on the date of sale. The holders also may sell the Securities privately, either directly to the purchaser or through a broker or brokers. We are not aware of any arrangements or agreements with any brokers or dealers to act as underwriters of the Securities as of the date hereof. All costs, expenses and fees incurred in connection with the registration of the Securities, including but not limited to all registration and filing fees, printing expenses and fees (if any) and disbursements of our counsel and accountants, are being borne by us, but all selling and other expenses incurred by the Selling Securityholders will be borne by them.

                             SELLING SECURITYHOLDERS

         An aggregate of up to 506,000 Shares of Common Stock is being offered pursuant to this Prospectus by the following Selling Securityholders. This Prospectus covers the resale of up to 506,000 shares of our Common Stock. A total of 500,000 shares of Common Stock were issued to Messrs. Schubert and Anderson on November 30, 2000 in exchange for equity in a privately held company valued at approximately $1 million. 6,000 shares of Common Stock were issued to Dr. David Casper in November 2000 in exchange for services rendered by him during the period 1990-1999. None of the Common Stock offered under this Prospectus is held by officers or directors of Trimedyne, or by any 1% holders of our Common Stock, except as indicated below. The table below sets forth with respect to such Selling Securityholders, (i) the total amount and percentage of shares of Common Stock beneficially owned by such holder prior to the offering,
(ii) the amount which may be offered for sale for the account of such holder, in his discretion from time to time pursuant to this Prospectus, and (iii) the amount of the outstanding Common Stock which would be beneficially owned by such holder after sale of all of the securities offered by the Selling Securityholders pursuant to this Prospectus, if they are offered and sold, and assuming that other of our shares held by such parties are not sold.


                                    Shares Owned        Percent of     Shares           Shares Owned
Names (Position)                    Before Offering     Ownership      Offered          After Offering
------------------------------------------------------------------------------------------------------

William J. Schubert, Jr.            255,000                  2.0       255,000                -
(Chief Executive Officer, Vice Chairman)

Stephen A. Anderson                 245,000                  2.0       245,000                -

Dr. David G. Casper.                  6,000                   *          6,000                -


* Amount represents less than 1% of the total outstanding Common Stock.

                                MATERIAL CHANGES

         We experienced the following material changes to our operations subsequent to filing our Annual Report on Form 10-KSB which were not previously mentioned in a Form 10-QSB filing:

         We experienced the following material changes to our operations subsequent to filing our Annual Report on Form 10-KSB which were not previously mentioned in a Form 10-QSB filing:

(a) On November 3, 1999 we received FDA clearance to market our Holmium lasers for use in gastrointestinal surgery, including the excision and coagulation of colorectal cancer and other tumors, coagulation of ulcers, removal of hemorrhoids, fragmentation of gall bladder and bile duct stones, appendectomy and lysis of adhesions.

(b) On December 13, 1999 we were granted US patent No. 5,989,242 covering devices for releasing platinum coils in aneurisms in blood vessels in the brain.

(c) On December 16, 1999, we were granted US patent No. 5,984,915, which covers a wide range of wavelengths for subcutaneous or "under the skin" use of our cosmetic laser for a variety of uses, including permanent hair removal by applying the laser energy to hair follicles below the surface of the skin.

(d) On March 2, 2000, we were allowed 41 claims of a US patent application covering our new cosmetic laser.

(e) On March 12, 2000 we appointed Shane H. Traveller to the position of President and Chief Operating Officer, and elected Mr. Traveller to our board of directors.

(f) On March 23, 2000, we were allowed 36 additional claims of a US patent application covering methods of use of our new cosmetic laser.

(g) On April 11, 2000, we received approximately $2.1 million in a private placement of our Common Stock and Warrants to five institutional and private investors.

(h) On August 7, 2000, we announced that we entered into a joint marketing agreement with Surgical Innovations and Services, Inc., a wholly-owned subsidiary of Surgical Laser Technologies, Inc. (Nasdaq - "SLTI"), a contract service provider of lasers and other surgical services throughout the southeastern United States.

(i) On October 4, 2000, our subsidiary, Cardiodyne Inc., received favorable results from testing its angiogenic "cocktail" in pigs.

(j) On November 27, 2000, we received clearance from the FDA to market our Holmium laser and associated delivery devices for use in foraminoplasty procedures.

(k) On November 28, 2000, we introduced to market a new line of low cost arthroscopy devices.

(l) On November 30, 2000, we acquired all of the outstanding stock of Mobile Surgical Technolgies, Inc., a Dallas, Texas-based contract service provider of laser and other surgical services, in exchange for 500,000 shares of our unregistered common stock.

(m) On December 4, 2000, we appointed William J. Schubert as our Chief Executive Officer and Vice Chairman of our Board of Directors.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The  following   documents   filed  by  us  with  the   Commission  are
incorporated herein by reference:

(a) Annual Report on Form 10-KSB for the fiscal year ended September 30, 1999, filed pursuant to Section 13 of the Exchange Act.

(b) Quarterly Report on Form 10-QSB for the quarter ended December 31, 1999, filed pursuant to Section 13 of the Exchange Act.

(c) Quarterly Report on Form 10-QSB for the quarter ended March 31, 2000, filed pursuant to Section 13 of the Exchange Act.

(d) Quarterly Report on Form 10-QSB for the quarter ended June 30, 2000, filed pursuant to Section 13 of the Exchange Act.

(e) The description of the common stock contained in the our Registration Statement on Form 8-A filed July 16, 1982 pursuant to Section 12 of the Exchange Act.

(f) All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment hereto which indicates that all securities offered have been sold or deregisters all securities all securities then remaining unsold.

         In addition, all documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment hereto which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be a part hereof from the date of the filing of each such report or document.

         We will furnish to each person to whom this Prospectus is delivered, upon written or oral request, a copy of any or all of the documents referred to by reference. Requests should be addressed to: Shane H. Traveller, President, Trimedyne, Inc., 2801 Barranca Road, Irvine, California 92606 (Telephone: (949) 559-5300.

         The public may read and copy any materials we file with the Securities and Exchange Commission at the SEC's Public Reference Room located at 450 Fifth Street, NW, Room 1024, Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling 1-(800)-SEC-0330. The Commission maintains a World Wide Web site on the Internet at http://www.sec.gov that contains reports, proxy and information statements and other information regarding us and other registrants that file electronically with the Commission.

                   COMMISSION'S POLICY ON INDEMNIFICATION FOR
                           SECURITIES ACT LIABILITIES

         Article 12 of our Certificate of Incorporation directs us to provide in our bylaws for provisions relating to the indemnification of our directors and officers to the full extent permitted by law. Section 78.751 of the Nevada Revised Statutes, as amended, authorizes us to indemnify any director or officer under certain prescribed circumstances and subject to certain limitations against certain costs and expenses, including attorneys' fees actually and reasonably incurred in connection with any action, suit, or proceeding, whether civil, criminal, administrative or investigative, to which the director is a party by reason of being our director or a director of our subsidiary if it is determined that the director acted in accordance with the applicable standard of conduct set forth in those statutory provisions.

         We may also purchase and maintain insurance for the benefit of any director or officer that may cover claims for which we could not otherwise indemnify such person.

         Insofar as indemnification for liabilities arising under the Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                                 LEGAL OPINIONS

         Legal matters in connection with the securities being offered hereby have been passed upon for us by Heller, Horowitz & Feit, P.C. 292 Madison Avenue, New York, New York 10017. Heller, Horowitz & Feit, P.C. is our general securities and corporate counsel and represented us in our initial public offering and in numerous matters since then. Mr. Richard F. Horowitz, a member of such firm, is also a member of the our Board of Directors.

                                     EXPERTS

The audited financial statements incorporated by reference in this Prospectus and elsewhere in the Registration Statement have been audited by McKennon, Wilson & Morgan, LLP, independent public accountants, as indicated in their report dated November 15, 1999.

                                TABLE OF CONTENTS

                                                                  Page No.



THE COMPANY                                                          3

RISK FACTORS                                                         3

USE OF PROCEEDS                                                      5

PLAN OF DISTRIBUTION                                                 5

SELLING SECURITY HOLDERS                                             5

MATERIAL CHANGES                                                     6

INCORPORATION OF CERTAIN DOCUMENTS BE REFERENCE                      6

DISCLOSURE OF COMMISSION POSITION ON
INDEMNIFICATION FOR SHARES ACT LIABILITIES                           7

LEGAL OPINIONS                                                       7

EXPERTS                                                              8

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14. Other Expenses of Issuance and Distribution

         The following statement sets forth the estimated expenses in connection with the offering described in the Registration Statement.


Securities and Exchange Commission Fee............  $146.14
Accountants' Fees and Expenses....................    1,000
Legal Fees and Expenses...........................    1,000
Blue Sky Fees and Expenses........................    1,500
Miscellaneous.....................................      500
                                                   --------
                           TOTAL                  $4,146.14

Item 15. Indemnification of Directors and Officers.
         ------------------------------------------

         Section 78.751 of the Nevada Revised Statutes, as amended, authorizes us to indemnify any of our directors or officers under certain prescribed circumstances and subject to certain limitations against certain costs and expenses, including attorneys' fees actually and reasonably incurred in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative, to which the director is a party by reason of being one of our directors or officers if it is determined that the director acted in accordance with the applicable standard of conduct set forth in those statutory provisions. Article 12 of our Certificate of Incorporation contains provisions relating to the indemnification of our directors and officers to the full extent permitted by Nevada law.

         We may also purchase and maintain insurance for the benefit of any director or officer that may cover claims for which we could not indemnify such person.

Item 16. Exhibits
         ---------

The following exhibits are filed herewith:

         5         Opinion of Counsel

         23(a)    Consent of McKennon, Wilson & Morgan, LLP

Item 17. Undertakings.
         ------------

                  The undersigned Registrant hereby undertakes;

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a posteffective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (4) The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the

Securities Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities being offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on the 20 day of December 2000.

                                       TRIMEDYNE, INC.



                                       By:/s/
                                          --------------------------------------
                                          Marvin P. Loeb
                                          Chairman of the Board of Directors

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                        Title                          Date
-------------------         ------------------     -----------------------------


/s/Marvin P. Loeb           Chairman               December 20, 2000
-----------------------
Marvin P. Loeb


/s/William J. Schubert, Jr. Vice-Chairman and      December 20, 2000
-----------------------     Chief Executive Officer
William J. Schubert, Jr.


/s/Shane H. Traveller     President, Chief         December 20, 2000
-----------------------   Operating Officer,
Shane H. Traveller        Chief Financial Officer,
                          and Director


/s/Donald Baker           Director                 December 20, 2000
-----------------------
Donald Baker

/s/Bruce N. Barron        Director                 December 20, 2000
-----------------------
Bruce N. Barron

/s/Richard F. Horowitz    Director                 December 20, 2000
-----------------------
Richard F. Horowitz

                                       3